Exhibit 99.1

VSE Corporation Announces Appointment of Farinaz S. Tehrani as Chief Legal Officer

ALEXANDRIA, Va., July 30, 2021 -- VSE Corporation (NASDAQ: VSEC), a leading provider of distribution and maintenance, repair and overhaul (MRO) services for land, sea and air transportation assets in the public and private sectors, today announced the appointment of Farinaz S. Tehrani as Senior Vice President, Chief Legal Officer and Corporate Secretary, effective August 16, 2021. Ms. Tehrani will report directly to President and Chief Executive Officer John Cuomo, and will lead the company’s legal, compliance and regulatory functions.

Ms. Tehrani brings to VSE more than two decades of expertise in senior legal and compliance roles at global public and private companies across multiple industries. Throughout her career, Ms. Tehrani has been integral in building and leading high performing teams, while driving the effective oversight of legal, governance and regulatory matters for both established and emerging growth organizations.

“We are pleased to welcome Farinaz to VSE’s executive leadership team,” said John Cuomo, President and CEO of VSE Corporation. “Farinaz is a proven public company executive whose business-minded approach, legal acumen, and depth of insight around a wide range of governance and compliance-related matters will be significant assets to our organization. She will play an integral role in driving long-term value creation for our stakeholders.”

“I look forward to partnering with the entire VSE team during this exciting period of transformation and growth,” stated Tehrani. “Under John’s leadership, VSE has developed a winning culture, one I’m excited to help lead and support in the years ahead.”

Previously, Ms. Tehrani served as Chief Legal Officer at Advantia Health, a leading private equity-backed provider of healthcare services and technology solutions; Associate General Counsel, North America, at Transurban Group (ASX: TCL), Australia’s largest public company in the transportation and infrastructure sector; Executive Vice President, Legal and Compliance at Washington Prime Group (NYSE: WPG), a commercial real estate investment trust; and General Counsel, Chief Compliance Officer and Corporate Secretary at Sunrise Senior Living (formerly NYSE: SRZ), one of the world’s largest providers of senior living facilities.

Ms. Tehrani began her legal career at the global law firm of Hogan Lovells LLP with a focus on corporate and securities matters. She received a Juris Doctorate from Georgetown University Law Center. and a B.A. in Economics, cum laude, from Tufts University.

VSE engaged global legal placement firm Major, Lindsey & Africa to lead the search for the Chief Legal Officer position.

ABOUT VSE CORPORATION
VSE is a leading provider of aftermarket distribution and repair services for land, sea and air transportation assets for government and commercial markets. Core services include maintenance, repair and overhaul (MRO) services, parts distribution, supply chain management and logistics, engineering support, and consulting and training services for global commercial, federal, military and defense customers. VSE also provides information technology and energy consulting services. For additional information regarding VSE’s services and products, visit us at www.vsecorp.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results to vary materially from those indicated or anticipated by such statements. Many factors could cause actual results and performance to be materially different from any future results or performance, including, among others, the risk factors described in our reports filed or expected to be filed with the SEC. Any forward-looking statement or statement of belief speaks only as of the date of this press release. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR RELATIONS CONTACT: Noel Ryan | 720.778.2415 | investors@vsecorp.com

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